                                                                    EXHIBIT 10.9


                                            August 25, 1997



Leslie A. Galbraith
53 Collie Brook Road
East Hampton, CT  06424

Dear Leslie:

     This agreement is intended to set forth the basic terms under which you ("EMPLOYEE") will continue to be employed by First National Bank of New England (the "BANK") and, therefore, to constitute an employment agreement between us. We have agreed with you that:

     1.  Nature and Term of Employment.  You will continue to be employed as
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Executive Vice President and Chief Financial Officer of the Bank (or equivalent titles) in accordance with the terms and conditions in this agreement, and you accept such employment and agree to serve in such capacity. The term of employment under this agreement will extend from the date set forth above through December 31, 1999 (the "TERM"). At the discretion of the Board of Directors of First International Bancorp, Inc. (the "HOLDING COMPANY"), you will also continue to serve as the Treasurer and Secretary of the Holding Company.

     2.  Performance of Duties.  While employed by the Bank, you will apply, in
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good faith and on a full-time basis (or as otherwise agreed to by the parties hereto), all of your skill and experience to the performance of your duties in such employment. You will have responsibilities and authority as designated by the President and the Board of Directors of the Bank and Holding Company.

     3.  Compensation and Benefits.  Commencing upon your acceptance of this
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agreement, the Bank will pay to you during your employment a salary at the rate of $155,000 per annum, which amount will be paid at such times as the salaries of other salaried officers of the Bank are generally paid. As of January 1, 1998 and January 1, 1999, such salary will be increased by a minimum of 5%. In addition, during your employment the Bank shall provide health, dental and disability coverage for you and your dependents comparable to such coverage provided for officers of the Bank generally.

     4.  Bonuses.  Upon the successful completion of a public offering by the
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Holding Company in 1997, you will receive a bonus equal to $50,000, the proceeds of which will be used exclusively for the exercise of stock options and payment of taxes related to the bonus. In addition to the base salary set forth in paragraph 3 above, you will be eligible to receive bonuses in January of 1998 and 1999 in an amount determined at the discretion of the Board of Directors of the Bank, which bonuses shall be based upon your performance as evaluated primarily with reference to the policies, goals and budgets approved by the Bank's Board.

     5.  Supplemental Options and Sale Restriction.  As further compensation for
         -----------------------------------------
the services to be provided by you hereunder, the Holding Company is granting to you today an
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                                      -2-


additional option to purchase 25,000 shares of the Common Stock of the Holding Company for the price and on the other terms set forth in a new stock option agreement that you are entering into with the Holding Company. Additional options will be granted to you in the future in accordance with the Bank's compensation policies. Contemporaneously with your execution and delivery of this Agreement, you will execute and deliver to the Holding Company the attached sale restriction agreement.

     6.  Accelerated Vesting.  Notwithstanding any option agreements between you
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and the Holding Company, stock options held by you to purchase Common Stock of the Holding Company will be vested as of March 31, 1998 in an amount equal to the greater of (a) 50% of your total stock options granted as of that date, or;
(b) the amount of your options which would otherwise be vested on that date but for this provision. All stock options held by you will be fully vested as of June 30, 1999. You must be employed by the Bank on the dates referenced for this provision to be in effect, and the options shall be deemed to have been vested in the order in which they were granted.

     7.  Life Insurance.  The Bank shall procure a term life insurance policy on
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your life in the amount of $3,000,000, provided that you are insurable at standard rates. The insurance policy so procured shall remain in full force and effect during the term of this agreement; shall be paid for entirely by the Bank; and shall designate that the Bank is the beneficiary of $1,500,000 of the benefits thereof and that you or your assignee(s) are the beneficiary of $1,500,000 of the benefits thereof. You agree to be available for such medical and other examinations and inquiries as the insurance carrier may request.

     8.  Exclusivity of Services; Confidentiality.  You agree that you will not,
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without the prior written approval of the President and the Board of Directors of the Bank, directly or indirectly engage or participate in, or become an officer or director of, or become employed by, or render advisory or other service in connection with, any other business enterprise during the time that you are employed by the Bank; provided, however, that you may hold outside directorships which may, from time to time, require minor portions of time, but which shall not interfere or be inconsistent with your duties hereunder. You also acknowledge that any information and documentation relating to the Bank or Holding Company, including but not limited to their products, programs, business strategies, clients, employees, forms and matters discussed by the Board of Directors of the Bank and the Holding Company, are the sole property of the Bank and Holding Company and are strictly confidential; and you agree that you will not, at any time during or after your employment by the Bank, disclose any of such information or documentation to any person or entity for any purpose whatsoever, except for your use of such information and documentation in the course of carrying out your duties during the time that you are employed by the Bank and Holding Company and except to comply with requirements of law or regulatory authorities with jurisdiction over the Bank and the Holding Company and except to counsel or independent auditors for you, the Bank or the Holding Company. You further agree not to use any such information or documents in competing with the Bank and Holding Company at any time during or after the time that you are employed by the Bank unless such information becomes generally available to the public
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                                      -3-


other than as a result of a disclosure by you, or becomes available to you on a non-confidential basis from a source other than the Bank or the Holding Company or their advisors, provided that such source is not known by you to be bound by any obligation of secrecy to the Bank or the Holding Company or another party. You also agree that you will not discuss or disclose any of the terms or provisions of this Agreement with any other employee of the Bank or the Holding Company, except for the President and the Board of Directors of the Bank and the Holding Company.

     9.  Covenant Not to Compete.  You agree that during the time that you are
         -----------------------
employed by the Bank and Holding Company and for a period of one year thereafter, regardless of whether the termination of your employment is voluntary, for Cause or not for Cause, you will not, within a 500 (five hundred) mile radius of Hartford, Connecticut (a) become engaged either directly or indirectly, in a management, financial or line capacity, as an executive, employee, owner, advisor, consultant or otherwise in the originating, processing, purchasing or selling of loans guaranteed by the SBA; loans guaranteed by the USDA; loans insured or guaranteed by Ex-Im Bank; commercial loans of any type to manufacturers, distributors or wholesalers; or export loans of any type to manufacturers, distributors or wholesalers, or (b) seek to cause any employee or customer of the Bank or Holding Company to cease such employee's or customer's employment by or relationship with the Bank or Holding Company.

     10.  Termination.  If your employment by the Bank is terminated without
          -----------
Cause by the Bank before the end of the Term and before the occurrence of a Change in Control, you will be entitled to receive, as your sole remedy for such termination, a lump sum cash severance payment equal to one year of your then existing base salary. If your employment by the Bank is terminated without Cause by the Bank before the end of the Term and after the occurrence of a Change in Control, or if you resign from your employment by the Bank within one year after a Change in Control due to an Adverse Change in Circumstances, you will be entitled to receive, as your sole remedy for such termination or your sole compensation upon such resignation, a lump sum cash severance payment equal to one year of your then existing base salary, and all stock options granted to you by the Holding Company up to that date will become immediately vested at the time that your notice of termination or resignation is given. Since your stock options will expire upon the end of your employment pursuant to the Holding Company's stock option plans, if your employment ends due to termination by the Bank without Cause and after the occurrence of a Change in Control, the giving of the notice of the termination shall not be deemed to be effective for 5 business days solely for the purpose of allowing you to exercise your stock options, but shall be deemed to be effective immediately for all other purposes. As used herein, an "ADVERSE CHANGE IN CIRCUMSTANCES" is a material reduction in your responsibilities or authority as an officer of the Bank within the one year after the occurrence of a Change in Control and/or an involuntary relocation of your place of employment more than 30 miles from the current headquarters of the Bank within the one year after the occurrence of a Change in Control; a "CHANGE IN CONTROL" will have occurred if the Chase family and the Silvers family cease, in the aggregate, to beneficially own at least 25% of the outstanding Common Stock of the
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                                      -4-


Holding Company or of any successor thereto or to have the right to exercise, directly or indirectly, at least 25% of the aggregate voting power of the Bank or of any successor thereto. If, either before or after a Change in Control your employment by the Bank is terminated for Cause, or if you terminate your employment (other than a resignation by you within one year after a Change in Control, due to an Adverse Change in Circumstances), or if your employment is terminated due to your death or Permanent Disability (as defined under the long-term disability insurance policy maintained for the Bank's employees), you will receive your base salary through the date that your employment ends, but you will not receive any payment for severance, bonuses or accrued benefits. In the event of termination of your employment due to your death, any stock options granted to you pursuant to the Holding Company's stock option plans in which you have become vested shall be deemed to have been exercised prior to your death if exercised within 60 days after your death.

     11.  Cause.  As used herein, "CAUSE" means:  (a) insubordination, material
          -----
neglect of duty, material misconduct, material malfeasance, fraud, dishonesty or act of gross negligence; (b) conduct that is illegal, immoral or materially injurious to the Bank, the Holding Company or any of their affiliates; (c) non-performance evaluated primarily with reference to the Bank's credit, international and organizational policies, and with reference to goals and budgets approved by the Bank's Board of Directors; provided, however, that non-performance shall constitute Cause only if the Bank gives you notice describing the non-performance and, if capable of being corrected, such non-performance is not corrected within 30 days thereafter.

     12.  Equitable Relief.  You acknowledge that any violation of Section 8 or
          ----------------
9 above will cause the Bank and the Holding Company irreparable harm and that, in addition to any other remedy that they may have, the Bank and the Holding Company will have the right to obtain such injunctive or other equitable relief as they may deem to be necessary or appropriate.

     13.  Tax Withholding Requirement.  The amounts paid by the Bank to you
          ---------------------------
hereunder will have withheld and deducted therefrom any taxes required to be withheld by the Bank under any federal, state or local law.


     14.  Notices.  All notices under this agreement shall be in writing and
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shall be deemed effective when delivered in person or by recognized overnight delivery service to you or to the Bank, or if mailed, postage prepaid, registered or certified mail, addressed, in the case of you, to your last known address as carried on the personnel records of the Bank and, in the case of the Bank, to its corporate headquarters, attention of the President, or to such other address as the party to be notified may specify by notice to the other party pursuant to this paragraph.

     15.  Successors and Assigns.  The rights and obligations of the Bank under
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this agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Bank, including, without limitation, any corporation, individual or other person or entity
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                                      -5-


which may acquire all or substantially all of the assets and business of the Bank or with or into which the Bank may be consolidated or merged.

     16.  Arbitration.  Any dispute which may arise between the parties hereto
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shall be settled by binding arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The parties shall mutually agree in writing upon an arbitrator.
If the parties shall fail to agree upon an arbitrator within 5 days after a written demand, delivered as provided for notices hereunder, for arbitration hereunder is made, each party shall have the right within the succeeding 10 days to select an arbitrator (the failure by either party to exercise such right within said 10 days will be equivalent to a consent to the selection of the other party's arbitrator by mutual agreement); within 20 days after such selection, if 2 arbitrators are selected, the 2 arbitrators shall select a third arbitrator. The arbitrator or arbitrators shall have at least 5 years of experience in employment law. Any claim or dispute arising hereunder shall be decided by the arbitrator or arbitrators based upon the rights and obligations of the parties set forth in this agreement. The decision of the arbitrator or of the majority of the arbitrators, as the case may be, shall not include any award for punitive damages or penalties, but the arbitrator or arbitrators may award or prorate attorneys fees in accordance with his or their judgment as to who is the prevailing party in the arbitration. An arbitration award rendered in accordance with this agreement shall be binding and conclusive upon the parties. The costs of arbitration shall be borne equally, except that each party shall bear the cost of their own counsel and experts, if any. Venue for any arbitration proceedings hereunder shall be in Hartford, Connecticut.

     17.  Severability.  If any of the terms or conditions of this agreement
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shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such term or condition shall be deemed severable from the remainder of this agreement, and the other terms and conditions of this agreement shall continue to be valid and enforceable.

     18.  Construction.  This agreement shall be construed under the laws of the
          ------------
State of Connecticut. Section headings are for convenience only and shall not be considered a part of the terms and provisions of this agreement.
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                                      -6-


     If this agreement is acceptable to you, please sign below.


                                            Very truly yours,

                                            FIRST NATIONAL BANK OF
                                            NEW ENGLAND



                                            By:  /s/ BRETT N. SILVERS
                                                 --------------------
                                                 Brett N. Silvers
                                                 Its Chairman and President

Agreed to:



/s/ LESLIE A. GALBRAITH
-----------------------
Leslie A. Galbraith



     The undersigned hereby agrees to be bound by the provisions set forth in Sections 6 and 10 above.

                                            FIRST INTERNATIONAL BANCORP, INC.



                                            By: /s/ BRETT N. SILVERS
                                               ---------------------
                                               Brett N. Silvers
                                               Its Chairman and President

August 28, 1997

Leslie A. Galbraith
53 Collie Brook Road
East Hampton, CT  06424

Dear Leslie:

Section 9 of your employment agreement dated August 25, 1997 is deleted and replaced with the following:

"9.  Covenant Not to Compete.  You agree that during the time that you are
     -----------------------
employed by the Bank, and for a period of one year after you terminate your employment voluntarily prior to the end of the Term or your employment is terminated by the Bank for Cause or not for Cause prior to the end of the Term, you will not, within a 500 mile radius of Hartford, Connecticut (a) become engaged either directly or indirectly, in a management, financial or line capacity, as an executive, employee, owner, advisor, consultant or otherwise in the originating, processing, purchasing or selling of loans guaranteed by the SBA; loans guaranteed by the USDA; loans insured or guaranteed by Ex-Im Bank; commercial loans of any type to manufacturers, distributors or wholesalers; or export loans of any type to manufacturers, distributors or wholesalers, or (b) seek to cause any employee or customer of the Bank or Holding Company to cease such employee's or customer's employment by or relationship with the Bank of Holding Company."

All other terms of your employment agreement remain unmodified.

If this is acceptable to you, please sign below.

Very truly yours,

FIRST NATIONAL BANK OF NEW ENGLAND


By: /s/ BRETT N. SILVERS
    --------------------
    Brett N. Silvers
    Its Chairman and President

Agreed to:

/s/ LESLIE A. GALBRAITH
-----------------------
Leslie A. Galbraith